Exhibit 99.2

NovaDel Holds Annual Meeting

Flemington, NJ – October 16, 2009

NovaDel Pharma Inc. (NYSE AMEX: NVD) held its 2009 Annual Meeting of Stockholders on October 15, 2009. Mr. Mark Baric, Mr. Thomas Bonney, Mr. Steven Ratoff and Dr. Charles Nemeroff were elected directors of the Company. In addition, J.H. Cohn, LLP was approved as the Company’s auditors for 2009. Mr. Ratoff, Chairman of the Board, Interim Chief Executive Officer and Interim Chief Financial Officer, reviewed the progress of the Company. Mr. Ratoff noted that NovaDel is actively engaged in licensing its two approved drugs, NitroMist™ and ZolpiMist™, and the Company’s goal is that licenses will be in place by the end of this 2009 fiscal year. Mr. Ratoff indicated that if that objective is achieved, these products could be launched by the licensee as early as the third quarter of 2010.

Mr. Ratoff also reviewed the current pipeline of the Company, noting that progress on the development of these opportunities is limited by the current lack of financial resources. Finally, Mr. Ratoff noted that while the Company’s financial condition has improved as a result of the financing agreement with Seaside, LLC, substantive company progress requires additional financial resources. The Company recommends stockholders to review the liquidity section of the Company’s Quarterly Report on Form 10-Q for the second quarter of 2009. NovaDel’s updated corporate presentation is available on our website at www.novadel.com.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (NYSE AMEX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability of the Company to raise sufficient capital, the ability of the Company to successfully license its two approved products, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2009 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACT:

Steven B. Ratoff

(908) 782-3431 ext. 2650

Chairman and Interim Chief Executive Officer

NovaDel Pharma Inc.

sratoff@novadel.com